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                                EXHIBIT 10.1(IV)

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                                                                EXHIBIT 10.1(IV)

                              FOURTH AMENDMENT TO
                      AMENDED AND RESTATED LOAN AGREEMENT

     FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT ("Fourth Amendment"), dated effective as of December 31, 1993, between U.S. HOME CORPORATION, a Delaware corporation ("Borrower"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender").

                                   RECITALS:

     A. Borrower and Lender have previously entered into that certain Amended and Restated Loan Agreement, dated as of June 21, 1993, that certain First Amendment to Amended and Restated Loan Agreement, dated as of September 7, 1993, that certain Second Amendment to Amended and Restated Loan Agreement, dated as of September 15, 1993 and that certain Third Amendment to Amended and Restated Loan Agreement, dated as of October 22, 1993 (as previously amended and as hereafter amended from time to time, the "Loan Agreement").

     B. The parties hereto desire to further amend the Loan Agreement.

     C. GENEL Company, Inc., an Oregon corporation, which is licensed as a mortgage banker in Arizona (Arizona Mortgage Banker Number BK 8284), has been engaged by Lender to, and did, negotiate the terms of this Fourth Amendment as such terms relate to Arizona matters.

     NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

     1. DEFINITIONS

     In addition to the terms defined herein, capitalized terms used in this Fourth Amendment shall have the respective meanings ascribed thereto in the Loan Agreement.

     2. FOURTH AMENDMENT TO LOAN AGREEMENT

     The Loan Agreement is, effective as of December 31, 1993, amended as follows:

     2.1. Section 1 of the Loan Agreement is amended by adding or amending and restating, as the case may be, the definitions set forth below:

          " 'Average Interest Rate' shall mean, for any fiscal month, the percentage obtained by (i) dividing the interest expense on GECC Composite Commercial Paper for such fiscal month by the average daily principal amount of GECC Composite Commercial Paper outstanding during such fiscal month and (ii) dividing the quotient obtained in clause (i) by the actual number of days in such fiscal month and (iii) multiplying the quotient obtained in clause (ii) by the actual number of days in the calendar year in which such fiscal month occurs."

          " 'Commitment Default Percentage Rate' shall mean, on any date, the applicable percentage specified below determined based upon the amount of the Maximum Commitment in effect on such date:

                                      MAXIMUM                       APPLICABLE
                                     COMMITMENT                     PERCENTAGE
                --------------------------------------------------------------
                Up to $25MM.........................................  1.0%
                $25MM and up to $50MM...............................  0.75%
                $50MM and up to $75MM...............................  0.5%
                $75MM and above.....................................  0.25%"

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          " 'Commitment Percentage Rate' shall mean, on any date, the applicable percentage specified below determined based upon the amount of the Maximum Commitment in effect on such date:

                                      MAXIMUM                       APPLICABLE
                                     COMMITMENT                     PERCENTAGE
                --------------------------------------------------------------
                Up to $25MM.........................................  0.5%
                $25MM and up to $50MM...............................  0.375%
                $50MM and up to $75MM...............................  0.25%
                $75MM and above.....................................  0.125%"

     " 'Fourth Amendment' shall mean that certain Fourth Amendment to Amended and Restated Loan Agreement, dated effective as of December 31, 1993, between Borrower and Lender."

     " 'GECC Composite Commercial Paper Rate' shall mean the Average Interest Rate on the actual principal amount of all of the GECC Composite Commercial Paper outstanding for the full fiscal month preceding the interest billing month. The GECC Composite Commercial Paper Rate shall be determined by GE Capital and certified to Borrower in writing by an authorized employee of Lender."

     " 'GECC Composite Commercial Paper' shall mean GE Capital's outstanding commercial paper with maturities of twelve (12) months or less from sources within the United States but excluding the current portion of GE Capital's long term debt and GECC Financial Corporation's borrowing and interest expense."

     " 'Land Account Balance' shall mean, on any date, the net aggregate sum of book cost (net of reserves) of (i) Land Held for Investment or in the Process of Development owned by Borrower or Guarantors on such date; (ii) Development Costs incurred by Borrower or Guarantors on such date; (iii) the amount, if any, by which the USH Book Cost of all Finished Building Lots owned by Borrower or any Guarantor on such date exceeds $65,000,000; (iv) Option Deposits made by Borrower or Guarantors (including refundable Option Deposits) on such date; and
(v) Advance Costs incurred by Borrower or Guarantors on such date."

     2.2. The second sentence of Section 2.5 is hereby amended and restated in its entirety to read as follows:

     "Borrower shall also have the right at any time, upon 10 days prior written notice to Lender, to reduce permanently the amount of the Maximum Commitment in increments of $5,000,000."

     2.3. Section 2.9(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "(a) Borrower shall pay interest to Lender monthly in arrears, on the first day of each month (each, an 'Interest Payment Date'), in an amount equal to the quotient of (i) an amount equal to (A) the sum of the daily unpaid principal amounts of the Loan outstanding on each day during the previous month multiplied by (B) a rate equal to the GECC Composite Commercial Paper Rate for the previous month plus 4.4% (the 'Stated Rate'), divided by (ii) 360."

     2.4. Section 2.10 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

     "2.10  Availability and Administration Fees.

          (a) Borrower shall pay to Lender on the first Business Day of each calendar quarter prior to the Commitment Termination Date, an availability fee (each, an 'Availability Fee') in an amount equal to the greater of (i) $125,000 and (ii) the Commitment Percentage Rate multiplied by the Maximum Commitment in effect on the date such fee becomes due, which amount shall be prorated for any partial quarter during which this Agreement is in effect. Upon the occurrence and during the continuation of an Event of Default, the Availability Fee will increase to the greater of (i) $250,000 or (ii) the Commitment Default Percentage Rate multiplied by the Maximum Commitment in effect on the date such fee becomes due. Borrower shall pay the Availability Fee to Lender in immediately available funds; provided that to the extent the conditions of Section 2.2 hereof are met, the Availability Fee shall, at the option of Borrower, constitute a Revolving Credit Advance.

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          (b) As additional consideration for Lender's ongoing administrative costs in making the Loan and other financial accommodations available to Borrower, Borrower agrees to pay to Lender on January 1, 1994, and thereafter on the first Business Day of each month prior to the Commitment Termination Date, an administration fee in an amount equal to $25,000 per month, which such amount shall be fully earned and non-refundable when due (each such payment being an 'Administration Fee')."

     2.5. Clause (A) of Section 5.1(a) of the Loan Agreement is hereby amended and restated in its entirety to read "a statement in reasonable detail showing the calculations used in determining the financial and real estate covenants under Sections 7.3 and 7.10 (including, without limitation, the amount of each component which is used in calculating the Land Account Balance), and".

     2.6. Clause (A) of Section 5.1(b) of the Loan Agreement is hereby amended and restated in its entirety to read "a statement in reasonable detail showing the calculations used in determining the financial and real estate covenants under Sections 6.3, 7.3 and 7.10 (including, without limitation, the amount of each component which is used in calculating the Land Account Balance), and".

     2.7. Clause (i) of Section 5.1(c) of the Loan Agreement is hereby amended and restated in its entirety to read "a statement in reasonable detail showing the calculations used in determining the financial and real estate covenants under Sections 6.3, 7.3, 7.9 and 7.10 (including, without limitation, the amount of each component which is used in calculating the Land Account Balance), and".

     2.8. Subsection (b) of Section 7.10 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "(b) Consolidated Land Acquisition Expenditures. Borrower shall not and shall not permit its Subsidiaries to make Consolidated Land Acquisition Expenditures (i) for the period from December 1, 1993 through December 31, 1994 that, in the aggregate, exceed $55,000,000 when calculated during such period on the basis of a rolling twelve-month period and (ii) for all periods from and after January 1, 1995 that, in the aggregate, exceed $40,000,000 when calculated during such periods on the basis of a rolling twelve-month period."

     2.9. Subsection (c) of Section 7.10 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "(c) Maximum Land Account Balance. Borrower shall not, at any time, permit its Land Account Balance to exceed $260,000,000."

     3. MODIFICATION FEE

     In consideration of Lender's agreement to the amendments and modifications set forth in this Fourth Amendment, Borrower agrees to pay, contemporaneously with the execution and delivery by Borrower of this Fourth Amendment, a fee to Lender in the amount of $118,750.

     4.  REPRESENTATIONS AND WARRANTIES

     The Borrower hereby represents and warrants to Lender that:

          (a) All the representations and warranties of the Loan Parties contained in the Loan Agreement or in any of the Loan Documents are true and correct on, and as if made on, the date of this Fourth Amendment, except to the extent that any such representation or warranty expressly relates to an earlier date and for changes therein permitted or contemplated by the Loan Agreement.

          (b) After giving effect to this Fourth Amendment, no event has occurred and is continuing, or would result from the execution of this Fourth Amendment, which constitutes or would constitute a Default or an Event of Default.

          (c) The execution, delivery and performance of this Fourth Amendment have been duly authorized by all necessary corporate action, and this Fourth Amendment is the legal and binding obligation of Borrower, enforceable in accordance with its terms.

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          (d) Borrower's execution, delivery and performance of this Fourth
     Amendment does not contravene, violate or conflict with any provision of any laws, statutes, rules, regulations or any order or any decree of any court to which Borrower or any of its Subsidiaries are subject or any contract, agreement, or understanding to which Borrower or any of its Subsidiaries is a party.

     5.  REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS

     5.1. Upon the effectiveness of this Fourth Amendment, from and after the date hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement," "thereunder," "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended hereby.

     5.2. Except as specifically amended above, the Loan Agreement, and all other Loan Documents are and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of Borrower and its Subsidiaries under the Loan Agreement, as amended hereby, and other Loan Documents.

     5.3. Except as provided herein, the execution, delivery and effectiveness of this Fourth Amendment shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

     6. MISCELLANEOUS

     6.1. This Fourth Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

     6.2. In all respects, including all matters of construction, validity and performance, this Fourth Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.

     6.3. THIS FOURTH AMENDMENT, THE LOAN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, this Fourth Amendment has been duly executed and is effective as of the date first above written.

                                          U.S. HOME CORPORATION

                                          By:    /s/  THOMAS A. NAPOLI
                                                      Thomas A. Napoli
                                                Vice President -- Finance and
                                                   Chief Financial Officer

                                          GENERAL ELECTRIC CAPITAL
                                            CORPORATION

                                          By:    /s/  MARK T. LACOURSE
                                                      Mark T. LaCourse
                                                      Attorney-in-Fact

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